Exhibit 99.2

                     JG HoldCo LLC and Related EntitiesConsolidated and Combined Financial Statements (With Supplementary Information)and Independent Accountant's Review ReportFor the Period from January 1, 2021 through June 30, 2021

Consolidated and Combined Financial Statements (With Supplementary Information)
of Subsidiary of Private Company G
and Independent Accountant’s Review Report
For the Period from January 1, 2021 through June 30, 2021

JG HoldCo LLC and Related Entities

Independent Accountant’s Review Report

To Management of

JG HoldCo LLC and Related Entities

We have reviewed the accompanying consolidated and combined financial statements of JG HoldCo LLC and Related Entities (the "Entities"), which comprise the consolidated and combined balance sheet as of June 30, 2021, and the related consolidated and combined statements of operations, members’ equity (deficit) and cash flows for the six months then ended, and the related notes to the consolidated and combined financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of the Entities’ management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and combined financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the consolidated and combined financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated and combined financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Supplementary Information

The accompanying supplementary information on pages  28 and  29 is presented for purposes of additional analysis and is not a required part of the basic consolidated and combined financial statements. Such information is the responsibility of management and was derived from, and relates directly to, the underlying accounting and other records used to prepare the consolidated and combined financial statements. The supplementary information has been subjected to the review procedures applied in our review of the basic consolidated and combined financial statements. We are not aware of any material modifications that should be made to the supplementary information. We have not audited the supplementary information and do not express an opinion on such information.

Emphasis of Matter with Respect to a Going Concern Uncertainty

The accompanying consolidated and combined financial statements have been prepared assuming that the Entities will continue as a going concern. As discussed in Note 2 to the consolidated and combined financial statements, although the nature of the Entities’ business is legalized within the States of California, Massachusetts, Illinois, Michigan, Pennsylvania, Missouri, New Jersey, and Utah, it is considered to be an illegal activity under the Controlled Substances Act of the United States of America. The Entities are subject to certain significant risks and uncertainties associated with conducting operations subject to conflicting federal, state, and local laws in an industry with a complex regulatory environment which is continuously evolving. These risks and uncertainties include the risk that all of the Entities’ assets are potentially subject to seizure of confiscation by governmental agencies and the uncertainty that regulatory changes may adversely affect the Entities’ operations, or even compel the Entities to cease their operations. Operationally, the Entities have incurred significant losses related to start-up and pre-operational activities. Additionally, the Entities have certain third party notes and debt that have matured since the balance sheet date or will mature one year within the report date. Management’s plans in regard to these matters are also described in Note 2. The consolidated and combined financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our conclusion is not modified with respect to this matter

/s/ CohnReznick

Chicago, Illinois

October 29, 2021

JG HoldCo LLC and Related Entities

Consolidated and Combined Balance Sheet

June 30, 2021

Assets
Current assets
Cash and cash equivalents	$3,964,167
Restricted cash	14,112,060
Accounts receivable, net of allowance of $16,593	383,421
Other receivables	6,860,456
Accrued rental income	168,638
Inventory	3,400,462
Prepaid expenses	1,093,969

Total current assets	29,983,173

Property and equipment
Property and equipment, net of accumulated depreciation of $1,614,428	43,174,065

Other assets
Other intangible assets	151,734
Related party receivables	7,809,819
Security deposits	3,134,427
Deposit - long-term investment	25,000
Deferred tax asset, net	388,550

Total other assets	11,509,530

Total assets	$84,666,768

JG HoldCo LLC and Related Entities

Consolidated and Combined Balance Sheet

June 30, 2021

Liabilities and Members’ Equity (Deficit)

Current liabilities
Accounts payable	$10,228,394
Accrued expenses	4,006,909
Deferred revenue	23,753
Income taxes payable	2,665,412
Lines of credit - members	18,348,217
Notes payable, current portion	21,919,899

Total current liabilities	57,192,584

Other liabilities
Notes payable, net loan costs of $2,007,986	36,920,902

Total other liabilities	36,920,902

Total liabilities	94,113,486

Members’ equity (deficit)
Members’ equity (deficit)	(10,066,433)
Noncontrolling interests in consolidated subsidiary	619,715

Total members’ equity (deficit)	(9,446,718)

Total liabilities and members’ equity (deficit)	$84,666,768

See Independent Accountant’s Review Report and Notes to Consolidated and

Combined Financial Statements.

JG HoldCo LLC and Related Entities

Consolidated and Combined Statement of Operations

For the Period January 1, 2021 through June 30, 2021

Net sales	$11,188,157
Costs of goods sold	8,055,260

Gross profit	3,132,897

Operating expenses
General and administrative expenses	5,949,785

Total operating expenses	5,949,785

Other income (expense)
Interest expense	(2,077,860)
Rental income	2,600
Other income	28,969

Total other expense	(2,046,291)

Income tax expense	1,099,382

Net loss	(5,962,561)

Less net loss attributable to noncontrolling interests	(191,785)

Loss attributable to JG Holdco LLC and Related Entities	$(5,770,776)

See Independent Accountant’s Review Report and Notes to Consolidated and

Combined Financial Statements.

JG HoldCo LLC and Related Entities

Consolidated and Combined Statement of Members’ Equity (Deficit)

For the Period January 1, 2021 through June 30, 2021

	JG HoldCo LLC and Related Entities’ equity	Noncontrolling interests	Total members’ equity (deficit)
Balance, January 1, 2021	$(4,295,657)	$811,500	$(3,484,157)

Net loss	(5,770,776)	(191,785)	(5,962,561)

Balance, June 30, 2021	$(10,066,433)	$619,715	$(9,446,718)

See Independent Accountant’s Review Report and Notes to Consolidated and

Combined Financial Statements.

JG HoldCo LLC and Related Entities

Consolidated and Combined Statement of Cash Flows

For the Period January 1, 2021 through June 30, 2021

Cash flows from operating activities
Net loss	$(5,962,561)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	373,927
Amortization expense	98,492
Changes in operating assets and liabilities
Accounts receivable	106,368
Other receivables	(6,850,847)
Accrued rental income	(83,844)
Inventory	(572,546)
Prepaid expenses	(18,379)
Other intangible assets	(31,374)
Related party receivables	(5,888,306)
Security deposits	(3,020,818)
Accounts payable	6,280,381
Accrued expenses	677,225
Deferred revenue	(160,807)
Income taxes payable	786,742

Net cash used in operating activities	(14,266,347)

Cash flows from investing activities Purchases of fixed assets	(13,321,993)

Net cash used in investing activities	(13,321,993)

Cash flows from financing activities
Additions of deferred loan fees	(1,907,772)
Proceeds from lines of credit	3,679,360
Net proceeds from notes payable	42,999,364

Net cash provided by financing activities	44,770,952

Net increase in cash and cash equivalents, and restricted cash	17,182,612

Cash and cash equivalents, and restricted cash, beginning of period	893,615

Cash and cash equivalents, and restricted cash, end of period	$18,076,227

Supplemental disclosure of cash flow information
Cash paid for interest	$883,654

Cash paid for income taxes	$312,640

Supplemental disclosure of non-cash investing activities
Transfer out fixed asset	$1,597,875
Accounts payable	(1,597,875)

Total	$-

See Independent Accountant’s Review Report and Notes to Consolidated and

Combined Financial Statements

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

Note 1 - Organization and nature of operations

JG HoldCo LLC and Related Entities (the "Entities") are a combination of the cultivation, manufacturing, distribution, and retail dispensary operations under the parent holding company, JG HoldCo LLC, as well as other entities under common control.

JG HoldCo LLC ("JG") was formed on November 4, 2011 as SRG CRO Manager LLC, an Illinois member-managed limited liability company, and on September 20, 2012, changed the name to SRG Manager LLC ("SRG"). On January 8, 2018, SRG issued additional membership interests to Jon Loevy, Danielle Loevy, Mike Kanovitz, Abbe Kruger and Jamil Taylor. On January 1, 2019, SRG converted to JG HoldCo LLC, a Delaware limited liability company, by filing articles of conversion with the Illinois Secretary of State and by filing the certificate in the office of the Secretary of State in March 2019.

As of June 30, 2021, the membership interests in JG is as follows:

Jon Loevy	33.50%
Danielle Loevy	16.00%
Michael Kanovitz	49.50%
Vanessa Abbe Ferber Kruger	1.00%

100.00%

JG is a vertically integrated medical cannabis business that holds cultivation, manufacturing, processing and dispensary licenses in eight states, including the States of California, Massachusetts, Illinois, Michigan, Pennsylvania, Missouri, New Jersey, and Utah.

The following are the Entities’ operating and business development entities and real estate entities that are included in the consolidated and combined financial statements as of and for the period January 1, 2021 through June 30, 2021:

Operational entities:	Real estate entities:

Oakland Manager	SRG Enzo I LLC
JG Opportunities	SRG Enzo II LLC
Matanzas Alliance	SRG Edgewood LLC
Hayden RP	SRG May Ranch LLC
JG Utah	SRG 200 East Main Street
JG Missouri	SRG 272 Main Street LLC
JG IL	SRG Hi Park LLC
JG Michigan	Norgle Farms LLC
Hayden Gateway	SRG 1761 North Olden LLC
Pier Cove	SRG Real Estate Holdings LLC
JG New Jersey	SRG 414 Lesser LLC

JG provides management services to various entities throughout the United States via the common management entity, Oakland Manager LLC ("Manager"). JG also provides application writing services.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

Matanzas Alliance ("Matanzas") is licensed in the State of California as a cultivation, manufacturing, and distribution center under proposition 64, the Adult Use of Marijuana Act ("AUMA") made effective November 8, 2016 and under the Medical and Adult Use of Cannabis Regulation and Safety Act ("AUCRSA") made effective as of January 1, 2018 by the state. The AUCRSA allows local and county governments to control the licensing and regulation of cultivators, dispensaries and patients of medical marijuana. Matanzas is licensed to operate a manufacturing center in Santa Rosa, California, where Matanzas manufactures cannabis products to be sold to California state licensed medical cannabis facilities. Matanzas received its license on May 16, 2019 to operate a distribution center in Santa Rosa, California, where Matanzas sells cannabis products and provides select services to California state licensed medical cannabis dispensaries. Starting September 9, 2019, Matanzas was licensed to sell adult recreational products, in addition to medical cannabis, to California state licensed dispensaries.

JG IL LLC ("JG IL") is licensed in the State of Illinois as a cultivation center under the Compassionate Use of Medical Cannabis Pilot Program Act, effective as of January 1, 2014 and amended by Public Act 101-363 on January 1, 2019 to remove the pilot status (the "Medical Cannabis Act"). Under the Medical Cannabis Act, the Illinois Department of Agriculture registered and regulated a certain number of cultivation centers in the State of Illinois. JG IL received its license to operate a cannabis cultivation facility in Edgewood, Illinois, where JG IL produces cannabis products to be sold to Illinois state licensed medical cannabis dispensaries. JG IL is licensed to sell adult recreational products, in addition to medical cannabis, to Illinois state licensed dispensaries.

Hayden Gateway LLC ("Hayden") is licensed in the Commonwealth of Pennsylvania as a dispensary center by the Commonwealth of Pennsylvania Department of Health. On April 17, 2016, Act 16, the Medical Marijuana Act, was passed by the General Assembly of the Commonwealth of Pennsylvania. Hayden received its license in June 2020 to operate a medical marijuana dispensary center in Bethlehem, Dickson City and Edwardsville, Pennsylvania, where Hayden sells cannabis products to eligible patients.

JG New Jersey ("JG NJ") is licensed in the State of New Jersey as a cultivation center by the New Jersey Department of Health Division of Medicinal Marijuana (the "HDMM"). On January 18, 2010, the Compassionate Use Medical Marijuana Act (the "Act") was signed into law and allowed for the use of medicinal cannabis. Under the Act, the HDMM registered and regulated medicinal marijuana to eligible patients. JG NJ received its license in October 2020 to operate a cannabis cultivation facility in Ewing, New Jersey, where JG NJ produces cannabis products to be sold to New Jersey state licensed medical cannabis facilities.

Entities shall continue perpetually, unless otherwise dissolved under the terms of the Agreement.

Note 2 - Significant accounting policies

Basis of presentation

The accompanying consolidated and combined financial statements have been prepared using the accrual method of accounting. The consolidated and combined financial statements of the Entities are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). Entities that have been combined have common ownership and management has determined that combined presentation is appropriate. All intercompany accounts and transactions have been eliminated in consolidation and combination.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

Going concern

The accompanying consolidated and combined financial statements have been prepared assuming that the Entities will continue as a going concern. The Entities own and operate facilities that cultivate, harvest, process and distribute cannabis. Although the nature of the Entities’ business is legalized within the States of California, Massachusetts, Illinois, Michigan, Pennsylvania, Missouri, New Jersey, and Utah, it is considered to be an illegal activity under the Controlled Substances Act of the United States of America. The Entities are subject to certain significant risks and uncertainties associated with conducting operations subject to conflicting federal, state, and local laws in an industry with a complex regulatory environment which is continuously evolving. These risks and uncertainties include the risk that all of the Entities’ assets are potentially subject to seizure of confiscation by governmental agencies and the uncertainty that regulatory changes may adversely affect the Entities’ operations, or even compel the Entities to cease their operations. Operationally, the Entities have incurred significant losses related to start-up and pre-operational activities. Additionally, the Entities have certain third party notes and debt that have matured since the balance sheet date or will mature one year within the report date. Management has determined that these matters raise substantial doubt about the Entities’ ability to continue as a going concern. The consolidated and combined financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plan to mitigate the conditions and events that raise substantial doubt about the Entities’ ability to continue as a going concern primarily includes monitoring the legal landscape at the federal, state and local levels, as deemed appropriate. Management will also continue to source new financing and investors to meet the operating cash needs of the facilities.

Noncontrolling interest

Noncontrolling interest represents equity contributions made by NJ JG Investment I, LLC, Double Up LLC and Rookie Deal LLC (collectively "Noncontrolling Members") for a 13% ownership interest in JG New Jersey, LLC. The Noncontrolling Members allocated income and losses from their respective operations are in accordance with the respective operating agreements.

Use of estimates

The preparation of consolidated and combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated and combined financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of three months or less.

Concentration of credit risk

The Entities maintain cash on hand in secure vaults and maintain cash on deposit with several financial institutions. Risk associated with cash on deposit is mitigated by banking with FDIC insured credit worthy institutions. Management has not experienced any losses on these accounts.

Concentration of market risk and cannabis industry risk

The Entities’ operations are currently limited to providing services to cannabis operations in California, Massachusetts, Illinois, Michigan, Pennsylvania, Missouri, New Jersey, and Utah. Any changes in the applicable rules governing the cultivation, manufacturing, distributing, or sale of cannabis in California, Massachusetts, Illinois, Michigan, Pennsylvania, Missouri, New Jersey, and Utah or the local jurisdictions in which the Entities’ operation could negatively impact the Entities’ operations.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

The Entities’ operations are dependent on economic and legal conditions which affect the medical cannabis industry, and changes in those conditions may affect the Entities’ continuing operations. While the nature of the Entities’ operations is legalized and approved by the States of California, Massachusetts, Illinois, Michigan, Pennsylvania, New Jersey, and Utah, it is considered to be an illegal activity under the Controlled Substances Act of the United States of America. Accordingly, certain additional risks and uncertainties are present, as discussed in the notes.

Accounts receivable

Accounts receivable are from medical and adult use cannabis cultivation, manufacturing, distribution and dispensary within the States of California, Massachusetts, Illinois, Michigan, Pennsylvania, Missouri, New Jersey, and Utah and are based on net charges. An allowance for uncollectible accounts receivable is established on an aggregate basis by using historical write-off rate factors applied to unpaid accounts based on aging. Loss-rate factors are based on historical loss experience and adjusted for economic conditions and other trends affecting the Entities’ ability to collect outstanding amounts. Uncollectible amounts are written off against the allowance for doubtful accounts in the period they are determined to be uncollectible. The reserve for amounts which may not be collected of $16,593 has been netted against accounts receivable.

Inventory

The Entities’ inventory includes finished goods and work-in-process goods. Inventory is valued at the lower of cost or net realizable value. Net realizable value is determined using the estimated selling price in the ordinary course of business less estimated costs to sell. Cost is determined using the weighted average cost basis. The Entities review inventory for waste and obsolete goods and any such inventories are written down to net realized value.

Property and equipment

The Entities capitalize property and equipment with costs or fair value of $3,000 or more. Property and equipment are stated at cost net of accumulated depreciation and impairment losses, if any. Renewals and betterments that materially extend the life of the assets are capitalized, while ordinary repairs and maintenance are expensed as incurred.

Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Years

Buildings	39
Land improvements	20
Building improvements	7
Leasehold improvements	Various (depends on lease term)
Machinery and equipment	7
Furniture and fixture	7
Autos, trucks, trails	5
Computer hardware and software	5

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

Impairment of long-lived assets

The Entities review their intangible assets whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. When recovery is reviewed, if the undiscounted cash flows estimated to be generated by the property are less than its carrying amount, management compares the carrying amount of the property to its fair value in order to determine whether an impairment loss has occurred. The amount of the impairment loss is equal to the excess of the asset’s carrying value over its estimated fair value. No impairment loss has been recognized during the period January 1, 2021 through June 30, 2021.

Debt issuance costs

Debt issuance costs, net accumulated amortization, are reported as a direct deduction from the face amount of the notes payable to which such costs relate. Amortization of debt issuance costs is reported as a component of interest expense and is computed using an imputed interest rate on the related loan.

Revenue recognition

The JG operated entities ("Operational Entities") cultivate and sell cannabis and cannabis derived products ("Products") to medical and adult use cannabis dispensaries in the States of California, Massachusetts, Illinois, Michigan, Pennsylvania, Missouri, New Jersey, and Utah. The Operational Entities record sales of their Products when the control of the Products is transferred to the customer, which is normally upon point of sale. Payment is due within 30 days. The Operational Entities recognize revenue on their Products in the amount they expect to be entitled to, that is, the agreed-upon sale price.

The Operational Entities do not establish a liability for returns as no returns are allowed on sales. The Operational Entities have no further obligations after transferring control of Products.

Sales taxes assessed by governmental authorities that are both imposed on and concurrent with a specific revenue producing transaction, and are collected by the Operational Entities from customers, are excluded from revenues and cost of sales in the consolidated and combined statement of operations.

Rent expense

The rental expense has been recorded for the period of occupancy using the actual lease rental terms, which is approximately the same as if rental expense was presented on a straight-line basis.

Advertising and promotion

Advertising and promotion costs are expensed as incurred. Advertising and promotion costs during the period January 1, 2021 through June 30, 2021 were $162,960.

Income taxes

The Entities have elected to be treated as corporations for income tax purposes and, as such, are subject to income taxes. All items of taxable income, deductions and tax credits are subject to income taxes on the Entities’ income tax returns. The Entities’ federal tax status as a corporation is based on their legal status as a limited liability company. Accordingly, the Entities are required to take positions that would be expected for corporations subject to income taxes. The Entities are required to file and do file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these consolidated and combined financial statements reflect a provision for income taxes and is disclosed in Note 11. Income tax returns filed by the Entities are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2017 remain open.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

The Entities are required to evaluate each of its tax positions to determine if they are more likely than not to be sustained under examination. Due to the nature of the Entities’ primary activity, it is more likely than not that the Entities will be subject to Internal Revenue Code Section 280E ("280E"). The imposition of 280E disallows all tax deductions for general and administrative expenses.

The Entities have evaluated the potential impact on the consolidated and combined financial statements arising from the imposition of 280E and, due to the lack of formal guidance available for 280E, it has been determined that any adjustment to the consolidated and combined financial statements that may be required due to its improper application cannot be reasonably estimated. Accordingly, no provision for the effect of uncertain tax positions has been recorded in the accompanying consolidated and combined financial statements.

Recently issued accounting standards update

In June 2020, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2020-05 Leases (Topic 842): Effective Dates for Certain Entities, which provide for the elective deferrals of the effective dates of Topic 842 for certain entities. Upon its adoption, Topic 842 replaces existing lease accounting guidance and requires lessees to recognize right of use assets and corresponding lease liabilities for their leases other than those on their consolidated and combined financial statements for all leases, including those classified as operating, except for short-term leases. Lessor accounting under Topic 842 is largely unchanged when compared to existing guidance. The Entities have elected to apply the deferrals provided by ASU 2020-05 and, therefore, expect to adopt Topic 842 for fiscal years beginning after December 15, 2021. The Entities are currently evaluating the potential impacts of adopting Topic 842 on its consolidated and combined financial statements.

Note 3 - Restricted cash

The following table provides a reconciliation of cash and cash equivalents, and restricted cash reported within the statement of financial position that sum to the total of the same such amounts shown in the statement of cash flows.

Cash and cash equivalents	$3,964,167
Restricted cash	14,112,060

Total cash and cash equivalents, and restricted cash
shown in the statement of cash flows	$18,076,227

Per the loan agreement with AFC Management LLC, as described in Note 7, proceeds from the $22,000,000 loan are restricted for the purpose of (1) financing future construction, furniture, fixtures and equipment and capital expenditures for the collateral properties, and for working capital in an amount up to $925,000, (ii) to fund the interest reserve, (iii) to fund the purchase of additional collateral property, and (iv) to pay transactional fees, costs, and expenses incurred in connection with the loan agreement, as defined in the loan agreement. As of June 30, 2021, funds in the amount of $12,601,464 remain restricted and is included in restricted cash on the accompanying consolidated and combined balance sheet.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

The Entities are required to fund an interest reserve held by the lender equal to $2,000,000 from proceeds from the loan with AFC Management LLC. Funds in the interest reserve shall be used to pay interest payable amounts due on the $22,000,000 loan with AFC Management LLC. As of June 30, 2021, the balance of the interest reserve is $1,510,596 and is included in restricted cash on the accompanying consolidated and combined balance sheet.

Note 4 - Inventory

As of June 30, 2021, inventory consisted of the following:

Finished goods	$3,037,368
Work in process	363,094

Total inventory	$3,400,462

Note 5 - Property and equipment

As of June 30, 2021, property and equipment, net is comprised of the following:

Land	$9,477,030
Land-site preparation	417,744
Buildings	14,847,779
Leasehold improvements	1,841,940
Furniture and fixtures	70,454
Equipment	3,107,287
Autos and trucks	55,000
Software and web development	102,695
Construction in progress	14,868,564

Subtotal	44,788,493
Less accumulated depreciation	(1,614,428)

Property and equipment, net	$43,174,065

Note 6 - Due to/from related parties

Related party account balances represent the distribution of financial activities among all entities of the holding company, primarily with Manager, the common management entity. This includes the operating and business development entities, as well as the real estate entities of the Entities. The Entities’ related party receivable balance with affiliates at June 30, 2021 reflects an asset of $7,809,819 on the accompanying consolidated and combined balance sheet.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

Note 7 - Notes payable

On August 12, 2019, the Entities and Boka Capital LLC entered into a convertible loan agreement for a principal amount of $5,000,000. The loan bears interest at a rate of 1.91% per annum, as defined in the loan agreement. The maturity date is January 12, 2020 at which time the principal is due. Overdue amount of principal or interest at a rate of 1.5% per annum is due on demand. The entire principal balance and accrued interest converts to equity upon the closing of qualified financing, as described in the agreement. This loan will be paid with proceeds from the loan described in Note 14.	$5,000,000

On August 8, 2019, the Entities and Thirty-Ninth Street LLC entered into a loan agreement for a principal amount of $5,000,000. The loan bears interest at a rate of 10% per annum, as defined in the loan agreement. The interest payments begin four months from the issuance date, December 8, 2019, and are due bi-monthly on the 8th day of February 2021, April, June and on the maturity date. The maturity date is August 8, 2020, at which time principal is due. Overdue amount of principal or interest at a rate of 18% per annum is due on demand. The collateral of the loan is for certain assets of the Entities, as described in the agreement. This loan will be paid with proceeds from the loan described in Note 14.

5,000,000

On October 16, 2020, the Entities and Martin Reeves entered into a loan agreement for a principal amount of $500,000. The loan bears interest at a rate of 12.5% per annum, as defined in the loan agreement. The interest payments of $62,500 are due on October 16, 2021, October 16, 2022, and October 16, 2023. The maturity date is October 16, 2023, at which time the outstanding principal of $500,000 is due. The collateral of the loan is unsecured interest in certain assets of the Entities, as described in the agreement.	500,000

On November 18, 2020, the Entities and A2Z Consulting LLC entered into a loan agreement for a principal amount of $525,000. The loan bears interest at a rate of 10% per annum, as defined in the loan agreement. The interest payments are due quarterly on the 18th day of February, May, August 2021 and on the maturity date. The maturity date is November 18, 2021, at which time the principal is due. Overdue amount of principal or interest at a rate of 15% per annum is due on demand. The collateral of the loan is for certain assets of the Entities, as described in the agreement.

525,000

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

On November 18, 2020, the Entities and Mitchell Polo entered into a loan agreement for a principal amount of $50,000. The loan bears interest at a rate of 10% per annum, as defined in the loan agreement. The interest payments are due quarterly on the 11th day of February, May, August 2021 and on the maturity date. The maturity date is November 18, 2021, at which time the principal is due. Overdue amount of principal or interest at a rate of 15% per annum are due on demand. The collateral of the loan is unsecured interest in certain assets of the Entities, as described in the agreement.	50,000

On June 18, 2021, the Entities and Blounts & Moore Holdings LLC entered into a loan agreement for the principal amount of $6,850,000. The loan bears interest at a rate of 12% per annum. The maturity date is September 27, 2021, at which time any outstanding principal and interest comes due. The collateral of the loan is secured by interest in certain assets of the Entities, as described in the agreement. Management is in the process of obtaining a loan extension.	6,850,000

On May 14, 2021, the Entities entered into a trademark licensing agreement granting The Hawthorne Collective rights to use the Entities’ trademarks for a term of 40 years. The Hawthorne Collective paid the Entities $10,000,000 in royalties for use of the trademarks. The Entities agreed to repay The Hawthorne Collective for monetary consideration received in exchange for the cancellation of the licensing agreement. The Entities are currently negotiating terms for the amount to be repaid.	10,000,000

On December 11, 2020, the Entities and Sergio Dominquez entered into a loan agreement for a principal amount of $500,000. The loan bears interest at a rate of 12.5% per annum, as defined in the loan agreement. The interest payments of $62,500 are due on December 11, 2021, 2022, and 2023. The maturity date is December 11, 2023, at which time the outstanding principal of $500,000 is due. The collateral of the loan is unsecured interest in certain assets of the Entities, as described in the agreement.	500,000

On February 17, 2021, the Entities and the Blust Family 2019 Irrevocable Trust entered into a loan agreement for a principal amount of $4,000,000. The loan bears interest at a rate of 10% per annum. Interest payments on outstanding principal are due on May 17, August 17, November 17, and February 17 until the maturity date. The maturity date is February 17, 2022, at which time any outstanding principal is due. The collateral of the loan is secured by certain assets of the Entities, as described in the agreement.	4,000,000

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

On April 29, 2021, the Entities and AFC Management LLC entered into a loan agreement for a principal amount of $22,000,000. The loan bears interest at a rate of 13% per annum. The loan bears a paid-in-kind (PIK) interest rate of 4%. As of June 30, 2021, interest of $149,364 has been accrued and is included in the loan principal balance. Interest payments are due the first of each month following the closing date. The maturity date is April 28, 2026, at which time any outstanding principal and interest is due. The collateral of the loan is secured by certain assets of the Entities, as described in the agreement.

22,149,364

On April 25, 2016, the Entities and Collin Fairchild entered into a loan agreement for a principal amount of $325,000. The loan bears interest at a rate of 6.5% per annum. Monthly installments of principal and interest in the amount of $3,690.31 are due on the 5th day of each month beginning on June 5, 2016 until the maturity date. The maturity date is May 5, 2021, at which time any outstanding principal is due. The collateral of the loan is secured by certain assets of the Entities, as described in the agreement. Management is in the process of getting a loan extension.	207,272

On May, 9 2016, the Entities assumed a loan with The Mel and Grace McLean Foundation for a principal amount of $262,691. The loan bears interest at a rate of 3% per annum. Monthly installments of principal and interest in the amount of $2,210 are due on the 13th day of each month beginning on May 10, 2016 until April 13, 2021. On May 10, 2021, a one-time principal payment of $44,256 is due. Monthly installments of $1,098 begin June 10, 2021 until the maturity date. The loan matures on May 10, 2026, at which time any outstanding principal is due. The collateral of the loan is secured by certain assets of the Entities, as described in the agreement.

176,098

On December 6, 2016, the Entities and American AgCredit, FLCA entered into a loan agreement for a principal amount of $2,340,000. The loan bears interest at a rate of 4.49% per annum, as defined in the loan agreement. Monthly installments of principal and interest in the amount of $14,793 are due on the 1st day of each month beginning on January 1, 2017. The maturity date is April 1, 2037, at which time the outstanding principal is due. The collateral of the loan is secured by certain assets of the Entities, as described in the agreement.	1,986,053

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

On March 1, 2020, the Entities and SRG Regional Parkway Note LLC interest into a loan agreement for a principal amount of $3,755,000. The loan bears interest at a rate of 10% per annum, as defined in the loan agreement. The interest payments are due quarterly on the 1st day of January, April, July, October, with the first interest payment due on July 1, 2020. On February 28, 2022, principal in the amount of $1,305,000 is due. The maturity date is February 28, 2023, at which time the remaining principal is due. The loan is secured with a short form deed of trust assignment of rents.	3,755,000

On November 18, 2020, the Entities and Nurista Group LLC entered into a loan agreement for a principal amount of $150,000. The loan bears interest at a rate of 10% per annum, as defined in the loan agreement. The interest payments are due quarterly on the 11th day of February, May, August 2021 and on the maturity date. The maturity date is November 18, 2021, at which time the principal is due. Overdue amount of principal or interest at a rate of 15% per annum is due on demand. The collateral of the loan is unsecured interest in certain assets of the Entities, as described in the agreement.	150,000

Total debt	$60,848,787

As of June 30, 2021, aggregate maturities for the next five years and thereafter are as follows:

2021	$21,919,899
2022	1,405,045
2023	13,554,721
2024	109,616
2025	114,743
Thereafter	23,744,763

Total	60,848,787

Unamortized debt
issuance costs	(2,007,986)

Net balance	$58,840,801

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

Note 8 - Lines of credit

On December 31, 2017, the Members, Michael Kanovitz ("MK") and Jon Loevy ("JL"), made advances to the Entities in order to help start up the business and to fund day-to-day operations. The total aggregate principal amount is up to $12,500,000. The loan bears interest at a rate of 6% per annum, as defined in the loan agreement. The entire principal balance of all line of credit loans and all accrued and unpaid interest are due on demand of MK and JL at any time following the earlier of February 28, 2026 and the date that the Entities raise at least $30,000,000 in equity financing from outside parties. The loan is not secured and, therefore, is not collateralized by any assets.

$11,959,662

On January 30, 2019, MK agreed to make advances to the Entities in order to help start up the business and to fund day-to-day operations. The total aggregate principal amount is up to $1,100,000. The loan bears interest at a rate of 6% per annum, as defined in the loan agreement. The entire principal balance of all line of credit loans and all accrued and unpaid interest are due on demand of MK at any time following the earlier of February 28, 2026 and the date that the Entities raise at least $30,000,000 in equity financing from outside parties. The loan is not secured and, therefore, is not collateralized by any assets.

2,536,704

On January 9, 2019, JL agreed to make advances to the Entities in order to help start up the business and to fund day-to-day operations. The total aggregate principal amount is up to $2,300,000. The loan bears interest at a rate of 6% per annum, as defined in the loan agreement. The entire principal balance of all line of credit loans and all accrued and unpaid interest are due on demand of JL at any time following the earlier of February 28, 2026 and the date that the Entities raise at least $30,000,000 in equity financing from outside parties. The loan is not secured and, therefore, is not collateralized by any assets.

3,851,851

Total lines of credit	$18,348,217

Note 9 - Leases

Hayden Gateway (Bethlehem) lease - third party

Hayden Gateway holds a lease agreement with Bethlehem Village Associates, an unrelated party, dated January 11, 2019 to lease property in Bethlehem Township, Pennsylvania. The initial lease term is for four years. Monthly rent payments are currently $5,844. Rent expense under the lease for the period January 1, 2021 through June 30, 2021 was $37,586.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

Hayden Gateway (Edwardsville) lease - third party

Hayden Gateway holds a lease agreement with Joe Amato Ventures, LP, an unrelated party, dated March 20, 2017 to lease property in Edwardsville, Pennsylvania. On October 31, 2017, Hayden Gateway and Joe Amato Ventures, LP agreed that the lease term is from November 1, 2017 to December 31, 2022. Monthly rent payments are currently $2,375. Rent expense under the lease for the period January 1, 2021 through June 30, 2021 was $17,053.

Hayden Gateway (Dickson City) - SRG 272 Main Street lease (related party)

Hayden Gateway holds a lease agreement with SRG 272 Main Street LLC, a related party, dated June 1, 2019 to lease property in Dickson City, Pennsylvania. The lease term is from June 1, 2019 to December 31, 2033. Monthly rent payments are currently $7,800. Rent expense under the lease for the period January 1, 2021 through June 30, 2021 was $53,309.

Rent expense and corresponding rental income under the lease for the period January 1, 2021 through June 30, 2021 were $53,309, which are offsetting and eliminated from the consolidated and combined financial statements. $29,831 was deferred as of June 30, 2021, resulting in an offsetting deferred rent (asset) and deferred rent (liability).

Matanzas Alliance (manufacturing) - Norgle Farms lease (related party)

Matanzas Alliance holds a lease agreement with Norgle Farms LLC, a related party, dated January 1, 2019 to lease property in Santa Rosa, California. The lease term is from January 1, 2019 to December 31, 2019, after which the lease automatically renews for one-year periods and rent is established at the fair market rate. Monthly rent payments are currently $420. Rent expense under the lease for the period January 1, 2021 through June 30, 2021 was $2,520.

Matanzas Alliance (distribution) - Norgle Farms lease (related party)

Matanzas Alliance holds a lease agreement with Norgle Farms LLC, a related party, dated January 1, 2019 to lease property in Santa Rosa, California. The lease term is from January 1, 2019 to December 31, 2019, after which the lease automatically renews for one-year periods and rent is established at the fair market rate. Monthly rent payments are currently $4,000. Rent expense under the lease for the period January 1, 2021 through June 30, 2021 was $24,000.

Rent expense and corresponding rental income under the lease for the period January 1, 2021 through June 30, 2021 were $26,520, which are offsetting and eliminated from the consolidated and combined financial statements.

Matanzas Alliance - third party

Matanzas Alliance holds a lease agreement with an unrelated third party, to lease property in Santa Rosa, California. The lease term was from December 12, 2020 to December 31, 2030. Monthly rent payments are currently $21,875. Rent expense under the leases for the period January 1, 2021 through June 30, 2021 was $247,226.

Hayden RP - Norgle Farms lease (related party)

Hayden RP holds a lease agreement with Norgle Farms LLC, a related party, dated January 1, 2018 to lease property in Santa Rosa, California. The initial lease term was from January 1, 2018 to December 31, 2019. On January 22, 2020, the lease term was extended to December 31, 2020, after which the lease automatically renews for one-year periods and rent is established at the fair market rate. Monthly rent payments are currently $10,000. Rent expense under the lease for the period January 1, 2021 through June 30, 2021 was $60,000.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

Rent expense and corresponding rental income under the lease for the period January 1, 2021 through June 30, 2021 were $60,000, which are offsetting and eliminated from the consolidated and combined financial statements.

JG New Jersey - SRG 1761 North Olden lease (related party)

JG New Jersey holds a lease agreement with SRG 1761 North Olden, LLC, a related party, dated January 1, 2020 to lease property in Ewing, New Jersey. The initial lease term is for 14 years, from January 1, 2020 to December 31, 2033. Annual rent payments are $65,400 from January 1, 2020 through December 31, 2024, $67,200 from January 1, 2025 through December 31, 2029, and $69,600 from January 1, 2030 through December 31, 2033. JG New Jersey has two, five-year extension options, subsequent to the initial lease term. Rent expense under the lease for the period January 1, 2021 through June 30, 2021 was $33,700.

Rent expense and corresponding rental income under the lease for the period January 1, 2021 through June 30, 2021 were $33,200, which are offsetting and eliminated from the consolidated and combined financial statements. $2,500 was deferred as of June 30, 2021, resulting in an offsetting deferred rent (asset) and deferred rent (liability).

JG New Jersey - SRG 1474 Prospect Street lease

JG New Jersey holds a lease agreement with 1474 Prospect Street, LLC, an unrelated third party, dated April 24, 2019 to lease property in Ewing, New Jersey for business operations to JG New Jersey. On May 28, 2020, based on the purchase and sale agreement described in detail in Note 10, the rental payments from the original lease were replaced with a month-to-month rent plan until closing occurs. Unless closing occurs, monthly rent expense was $20,000 for July through September, $30,000 for October through December, and $40,000 from January 2021 through April 2021. As April 2021 Lease negotiations are still being discussed and JG Hold Co. is still accruing $40,000 a month.

As of June 30, 2021, the purchase did not occur and rent expense of $240,000 has incurred and remained payable, which is included accounts payable on the accompanying consolidated and combined balance sheet.

SRG Hi Park lease - Pier Cove (related party)

SRG Hi Park LLC holds a lease agreement with Pier Cove, a related party, dated June 1, 2019 to lease property in Hazle Township, Pennsylvania. The lease term is from June 1, 2019 to December 31, 2033. Monthly rent payments are currently $3,500. Rent expense under the lease for the period January 1, 2021 through June 30, 2021 was $33,676.

Rent expense and corresponding rental income under the lease for the period January 1, 2021 through June 30, 2021 were $33,676, which are offsetting and eliminated from the consolidated and combined financial statements. $52,817 was deferred as of June 30, 2021, resulting in an offsetting deferred rent (asset) and deferred rent (liability).

JG IL - SRG Edgewood lease (related party)

JG IL holds a lease agreement with SRG Edgewood LLC, a related party, dated January 1, 2017 to lease property in Edgewood, Illinois. The lease term is from January 1, 2017 to December 31, 2031. Monthly rent payments are currently $8,000. Rent expense under the lease for the period January 1, 2021 through June 30, 2021 was $72,000.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

Rent expense and corresponding rental income under the lease for the period January 1, 2021 through June 30, 2021 were $72,000, which are offsetting and eliminated from the consolidated and combined financial statements. $216,000 was deferred as of June 30, 2021, resulting in an offsetting deferred rent (asset) and deferred rent (liability).

Oakland Manager - third party

Oakland Manager holds a lease agreement with an unrelated third party, dated December 1, 2018 to lease property in Chicago, Illinois. The lease term was from January 1, 2020 to December 31, 2024. Monthly rent payments are currently $5,110. Rent expense under the lease for the period January 1, 2021 through June 30, 2021 was $41,826.

JG Missouri lease - third party

JG Missouri LLC holds a lease agreement with an unrelated third party, dated August 14, 2019 and July 2, 2021 to lease property in St. Louis, Missouri. The lease term was from January 1, 2020 to December 31, 2024 and July 2, 2021 to July 2, 2031. Monthly rent payments are currently $1,500 and $10,179 respectively. Rent expense under the lease for the period January 1, 2021 through June 30, 2021 was $9,000.

JG Utah lease - third party

JG Utah LLC holds a lease agreements with an unrelated third party, to lease property in Salt Lake, Utah. The lease term was from April 5, 2021 to March 31, 2027 and January 5, 2021 to December 31, 2030 respectively. Monthly rent payments are currently $5,000 and $14,117 respectively. Rent expense under the leases for the period January 1, 2021 through June 30, 2021 was $45,785.

JG Opportunities - third party

JG Opportunities holds a lease agreement with an unrelated third party, dated October 14, 2019 to lease property in Las Vegas, Nevada. The lease term was from November 1, 2019 to December 31, 2020. Monthly rent payments are currently $1,500. Rent expense under the lease for the period January 1, 2021 through June 30, 2021 was $74,320.

As of June 30, 2021, future minimum rental for the above lease agreements for the next five years and thereafter as follows:

2021	$720,191
2022	1,403,229
2023	1,306,560
2024	1,358,644
2025	1,291,444
Thereafter	2,906,400
Total	$8,986,467

Note 10 - Purchase agreement

On May 28, 2020, JG New Jersey and Prospect Street entered into a purchase and sale agreement to acquire the property occupied by JG New Jersey, as described under JG New Jersey - SRG 1474 Prospect Street lease in Note 9. The agreement allows JG New Jersey the defer closing until April 2021, as long as the Entities pay the monthly rent stipulated in the purchase and sale agreement. Since closing did occur by April 2021, Prospect Street had the option to continue to accept the monthly rent of $40,000 and wait for closing to occur, as defined in the purchase and sale agreement. As of June 30, 2021, the closing has not occurred.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

Note 11 - Income taxes

For the period January 1, 2021 through June 30, 2021, the provision for income taxes consists of the following:

Current
Federal	$824,537
State	274,845

Subtotal	1,099,382

Deferred
Federal	(325,794)
State	(62,756)

Subtotal	(388,550)

Total	$710,832

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before income taxes. The difference is primarily attributable to tax effects of permanent differences and the change in the Entities’ valuation allowance. For the period January 1, 2021 through June 30, 2021, the Entities’ effective tax rate was approximately (25.46)%.

Deferred tax assets and liabilities are provided for the tax effects of net operating loss ("NOL") carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, primarily the reporting of certain accrued expenses and intangible assets. A valuation allowance is provided against those deferred tax assets when it is more likely than not that the deferred tax assets will be determined that the valuation allowance is no longer required, the tax benefits of such deferred tax assets will be recognized in the future.

At June 30, 2021, net deferred tax assets (liabilities) consist of the following:

Deferred tax assets	$548,607
Less valuation allowance	(103,797)

Deferred tax liabilities	444,810
(56,260)

$388,550

As of June 30, 2021, the Entities have federal and state NOL carryforwards of approximately $1,174,174 available to reduce future taxable income.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

Note 12 - Construction agreements

On May 9, 2021, the Entities’ entered into multiple construction contracts with Spiegelglass Construction Company to perform general contractor services pertaining to the remodeling of multiple dispensaries located in Missouri. The estimated construction contracts are $3,498,902. The total Construction costs incurred as of June 30, 2021 are $1,503,365. As of June 30, 2021, $765,369 has been paid and $737,996 remains payable and is included in accounts payable on the accompanying consolidated and combined balance sheet.

On May 11, 2021, the Entities’ entered into a construction contract with Skybridge Construction LLC to perform general contractor services pertaining to the remodeling of a dispensary located in Belton, Missouri. The estimated construction contract is $1,066,285. As of June 30, 2021, construction has not started and no costs have been incurred.

On September 21, 2020, the Entities’ entered into multiple construction contracts with Mosaic Construction to perform general contractor services pertaining to the construction of multiple dispensaries located. As of June 30, 2021, the contract provides for a contract sum of $4,605,183. Total construction costs incurred as of June 30, 2021 were $744,087. As of June 30, 2021, no amount were paid and $744,087 remains payable and is included in accounts payable on the accompanying consolidated and combined balance sheet.

On September 21, 2020, the Entities’ entered into a construction contract with Fager-Mcgee Commercial Construction to perform general contractor services pertaining to the construction of a dispensary located in Benton Harbor, Michigan. As of June 30, 2021, the contract provides for a contract sum of $635,696. Total construction costs incurred as of June 30, 2021 were $635,696. As of June 30, 2021, $519,904 has been paid and $115,792 remains payable and is included in accounts payable on the accompanying consolidated and combined balance sheet.

Note 13 - Commitments and contingencies

In early 2020, an outbreak of a novel strain of coronavirus (COVID-19) emerged globally. As a result, events have occurred including mandates from federal, state and local authorities leading to an overall decline in economic activity which could result in a loss of revenue and other material adverse effects to the Entities’ financial position, results of operations, and cash flows. As of June 30, 2021, the global pandemic is still ongoing. Management continues to monitor the results of operations to evaluate the economic impact of the pandemic on the Entities. The Entities are not able to estimate the length or severity of this outbreak and the related financial impact.

Note 14 - Subsequent events

Events that occur after the consolidated and combined balance sheet date but before the consolidated and combined financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at the consolidated and combined balance sheet are recognized in the accompanying consolidated and combined financial statements. Subsequent events which provide evidence about conditions that existed after the consolidated and combined balance sheet date require disclosure in the accompanying notes. Management evaluated the activity the Entities through October 29, 2021 (the date the consolidated and combined financial statements were available to be issued) and concluded that the following subsequent events has occurred that that would require recognition in the combined statements or disclosure in the notes to the consolidated and combined financial statements.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

June 30, 2021

On September 30, 2021, the Entities entered into a credit agreement with AFC Management, LLC for a $53,000,000 loan.

On July 16, 2021, the Entities entered into an amendment to the trademark licensing agreement with The Hawthorne Collective, as described in Note 7, and received an additional $7,500,000 in royalties for use of the Entities trademarks. This licensing agreement is in negotiations to be terminated and the royalties repaid under a loan agreement.

Supplementary Information

JG HoldCo LLC and Related Entities

Supplementary Information

Consolidated and Combined Schedule of Cost of Goods Sold and Overhead Expenses

For the Period January 1, 2021 through June 30, 2021

Cost of goods sold
Beginning inventory	$2,827,916
Plus: retail purchases	5,863,984
Cultivation supplies	208,645
Direct labor	881,463
Overhead expense (below)	1,673,714
Less: ending inventory	(3,400,462)

Total cost of goods sold	$8,055,260

Overhead expenses
Auto	$20,138
Computer and internet	31,770
Depreciation	333,369
Equipment rental	1,401
Freight and shipping	596
Fuel	1,560
Indirect labor and fringe	277,462
Laboratory testing	28,561
Packaging	197,092
Rent	594,208
Repairs and maintenance	22,505
Small equipment	39,469
Utilities	125,583

Total overhead expenses	$1,673,714

See Independent Accountant’s Review Report.

JG HoldCo LLC and Related Entities

Supplementary Information

Consolidated and Combined Schedule of General and Administrative Expenses

For the Period January 1, 2021 through June 30, 2021

General and administrative expenses
Amortization expense	$98,492
Auto	773
Bank service charges	84,825
Biosecurity	4,027
Business licensing	571,496
Consulting	260,363
Contributions	10,050
Computer and internet	217,770
Depreciation	40,558
Dues and subscriptions	28,080
Fees	13,424
Insurance	151,974
Janitorial	27,380
Landscaping	11,320
Marketing and advertising	162,960
Meals and entertainment	12,743
Miscellaneous	9,955
Office expense	119,686
Personnel cost	3,305,623
Pest control	2,692
Postage and delivery	5,094
Professional fees	143,584
Recruiting	180,806
Rent	110,088
Repairs and maintenance	391
Security	12,152
Taxes	270,387
Telephone	21,385
Training and education	3,550
Travel	55,479
Utilities	6,089
Waste disposal	6,589

Total general and administrative expenses	$5,949,785

See Independent Accountant’s Review Report.

CohnReznick
ADVISORY • ASSURANCE • TAX

Independent Member of Nexia International

cohnreznick.com